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                                                                     EXHIBIT 4.2


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                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of January 17, 1997

                                By and Between

                     LITIGATION RESOURCES OF AMERICA, INC.

                                      and

                               RICHARD O. LOONEY



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                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is entered into and made as of January 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation having its headquarters at 3850 Nationsbank Center, 700 Louisiana Street, Houston, Texas 77002-2731 (the "Company"), and RICHARD O. LOONEY, an individual or entity residing in the State of Texas ("Shareholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Shareholder owns 843,840 shares of the Common Stock (as defined hereinafter);

          WHEREAS, pursuant to that certain Registration Rights Agreement dated as of January 17, 1997 by and between the Company and the Purchasers listed on the signature pages thereto (the "Purchasers"), the Company has granted certain demand and piggyback rights to the Purchasers (the "Pecks Registration Rights Agreement"); and

          WHEREAS, the Company has agreed to grant certain piggyback registration rights to Shareholder relating to such shares of Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section or paragraph following such term:

     ADVICE - Section 3.1.

     AFFILIATE - a Person who, with respect to that Person, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, that Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of, or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a partner, director or officer of such Person, as a trustee, or otherwise.

     AGENT - Section 5.1.

     AGREEMENT- introductory paragraph.
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     BUSINESS DAY - day other than a Saturday, Sunday or legal holiday for commercial banks in the State of Texas.

     COMMISSION - the United States Securities and Exchange Commission.

     COMMON STOCK - the Company's Common Stock, $.01 par value per share, or any successor class of the Company's Common Stock.

     COMPANY - introductory paragraph.

     EXCHANGE ACT - the Securities Exchange Act of 1934, as amended.

     HOLDER - Shareholder or any other person that has properly assumed or been properly assigned Shareholder's rights and obligations hereunder in accordance with Section 6.12.

     INSPECTORS - Section 3.1.

     IPO - shall mean the initial public offering of securities of the Company under registration statement filed and ordered effective under the 1933 Act pursuant to a managed underwritten offering.

     LIABILITIES - Section 5.1.

     SHAREHOLDER - introductory paragraph.

     1933 ACT - the Securities Act of 1933, as amended.

     PERSON - any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     PIGGYBACK REGISTRATION - Section 2.1.

     RECORDS - Section 3.1.

     REGISTRABLE SECURITIES - any (i) shares of Common Stock owned by Shareholder as of the execution date hereof, and (ii) any securities issued in exchange for, as a dividend on, or in replacement or upon conversion of, or otherwise issued in respect of (including securities issued in a stock dividend, split or recombination or pursuant to the exercise of preemptive rights) any shares of Common Stock or other securities described in clause (i), until such time as such securities have been transferred to a Person that does not qualify as a Holder pursuant to Section 6.12.

     REGISTRATION EXPENSES - Section 2.3.

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     SECTION 2. REGISTRATION RIGHTS.

     2.1  PIGGYBACK REGISTRATION.

     (a) If at any time or from time to time prior to the fifth anniversary of an IPO the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any other Person of any class of equity security of the Company, including any security convertible into or exchangeable for any such equity security, then the Company shall in each case give written notice of such proposed filing to the Holder at least thirty days before the anticipated filing date, and such notice shall offer the Holder the opportunity to register such number of Registrable Securities as the Holder may request (a "Piggyback Registration"). The Company shall use reasonable diligence to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holder to include the Registrable Securities requested by the Holder to be included in the registration statement and in such offering on the same terms and conditions as any similar securities of the Company included therein (except to the extent provided otherwise in the Pecks Registration Rights Agreement), to the extent permitted by applicable law. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering informs the Company and the Holders requesting such registration by letter of its belief that the number of securities requested to be included in such registration (the "Requested Securities") exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing or the selling price of the securities to be sold, then the amount or kind of Requested Securities to be offered for the accounts of all Persons whose shares of Requested Securities were requested to be included in such offering shall be reduced pro rata with respect to each such Person to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter, such a reduction not to include shares of (i) if the registration initially occurs at the insistence of the Company, the Company, (ii) if such registration occurs due to a demand registration right, shares of the Person making that demand, or
(iii) the Purchaser under the Pecks Registration Rights Agreement, to the extent provided otherwise in such Pecks Registration Rights Agreement.

     (b) Notwithstanding anything to the contrary contained in Section 2.1(a), the Company shall not be required to include Registrable Securities in any registration statement pursuant to this Section 2.1 if the proposed registration is (i) a registration of a stock option or other employee incentive compensation plan or of securities issued or issuable pursuant to any such plan, (ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, (iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company, or (iv) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Company's stockholders from a coercive or other attempt to take control of the Company.

     (c) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of the Holder notwithstanding the request of the Holder to participate therein in accordance with this provision, if the Company determines that such action is in the best interests of the Company and its stockholders (for this purpose, the interests of the Holder shall not be considered except generally as a stockholder).

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     2.2  HOLDBACK AGREEMENTS; REQUIREMENTS OF THE HOLDER.

     (a) Restrictions on Public Sale by the Holder. To the extent not inconsistent with applicable law, the Holder agrees that, he will not effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities (such agreement, as hereinbefore set forth in this sentence being sometimes hereinafter referred to as the "Restriction") during the 14 days prior to, and during the 90-day period (or such shorter period as may be agreed with the managing underwriter) beginning on, the effective date of such registration statement (except as part of such registration), but only if and to the extent (i) requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities similar to the Registrable Securities, and
(ii) similarly situated shareholders of the Company (e.g. persons who sold their businesses in exchange for common stock) are required to agree to the Restriction.

     (b) Cooperation by Holder. The offering of Registrable Securities by the Holder shall comply in all respects with the applicable terms, provisions and requirements set forth in this Agreement, and the Holder shall timely provide the Company with all information and materials required to be included in a registration statement that (a) relate to the offering, (b) are in possession of the Holder, and (c) relate to the Holder, and to take all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company. The Company shall have no obligation to include in such registration statement shares of the Holder if the Holder has failed to furnish such information or materials and if, in the opinion of counsel to the Company, such information and materials are required in order for the registration statement to be in compliance with the 1933 Act.

     2.3 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, all fees and expenses relating to compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), all printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered on securities exchanges, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses required for "cold comfort" letters required by or incident to such performance), and fees and expenses of any special experts retained by the Company in connection with such registration (but not including any underwriting fees, discounts or commissions directly attributable to the sale of Holder's Registrable Securities) (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however that, the Company shall not be obligated to pay (i) the fees and disbursements of any counsel for the Holder or liability insurance related to the offering (if the Company elects to obtain such insurance with the Holder's consent) for the Holder, or (ii) any out-of-pocket expenses of the Holder, which fees, disbursements and expenses described in clauses (i) and (ii) preceding shall be borne by the Holder.

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     SECTION 3. COVENANTS OF THE COMPANY.

     3.1 REGISTRATION PROCEDURES. Whenever any Registrable Securities are to be registered pursuant to Section 2, the Company will use reasonable diligence to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable and in accordance with the provisions of Section 2. In connection with any offering of Registrable Securities pursuant to the Agreement, the Company shall as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement that includes the Registrable Securities requested to be included therein in accordance with Section 2 and use reasonable diligence to cause such registration statement to become effective; provided, however, that at least five Business Days before filing a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference therein, the Company will furnish to the Holder, and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of the Holder and such underwriters, and the Company will not file any registration statement or prospectus or amendment or supplement thereto (including such documents incorporated by reference) to which the Holder or the underwriters with respect to such Registrable Securities, if any, shall reasonably object within five days of receipt of any of such documents; and provided further, however, that if the Company, in the case of a Piggyback Registration, despite the reasonable objection of the Holder, desires to proceed with the registration of its shares, the Holder may withdraw the Registrable Securities from being included in such offering, using its good-faith efforts to minimize delay caused by such withdrawal, and the Company may then, notwithstanding anything to the contrary in the immediately preceding proviso, proceed with such offering; the Company and the Holder acknowledge that such withdrawal by the Holder will delay such offering for as much time as is necessary to amend such registration statement or prospectus to reflect the withdrawal of such Registrable Securities from such offering;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of six months (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus; the Company shall not be deemed to have complied with its obligations hereunder to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in the prevention of the Holder from selling such Registrable Securities during that period unless such action is required under applicable law;

     (c) furnish to the Holder and the underwriter or underwriters, if any, without charge, such reasonable number of conformed copies of the registration statement and any post-effective amendment thereto and such reasonable number of copies of the prospectus (including each

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preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Holder or underwriter may request in order to facilitate the disposition of the Registrable Securities being sold by the Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Holder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

     (d) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (e) use reasonable diligence to cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange on which the Common Stock of the Company is then listed or proposed to be listed, if any;

     (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on such forms and reports as the Company may be required to file under the Exchange Act and otherwise complies with Rule 158 under the 1933 Act as soon as feasible;

     (g) notify the Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (h) if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holder reasonably requests to be included therein, including, without limitation, the purchase price being paid therefor by such underwriter or underwriters and any other terms of the underwritten offering of such Registrable Securities (excluding, however, information with respect to the number of Registrable Securities being sold to such underwriter or underwriters by the Holder), and promptly make all required filings of such prospectus supplement or post-effective amendment;

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     (i)  as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver to the Holder as many copies of that document as may be reasonably requested by the Holder;

     (j) on or prior to the date on which the registration statement is declared effective, use reasonable diligence to register or qualify, and cooperate with the Holder the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Holder or underwriter reasonably requests in writing, to use reasonable diligence to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; and provided, further, however, that while it is the present intention of the Holder to cooperate with the Company to keep the costs of compliance with state blue sky laws to a minimum, the Holder shall have the right to require compliance by the Company with the blue sky laws of as many states as the managing underwriter deems reasonably necessary in its good faith judgment to realize the maximum possible value for the Registrable Securities included in such registration statement;

     (k) cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request, subject to the underwriters' obligation to return any certificates representing securities not sold;

     (l) use reasonable diligence to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

     (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other reasonable actions as the Holder or the underwriters retained by the Holder participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (n) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be necessary to enable them to exercise their due diligence responsibility; and cause the Company's officers, directors and employees to make available for inspection and/or copying all

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Records reasonably requested by any such Inspector in connection with such registration statement; and

     (o) list such securities on or with a national securities exchange (which term shall include the NASDAQ National Market System) and comply with all applicable exchange listing requirements and rules and regulations thereof;

     (p) use reasonable diligence to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters covering registration statements similar to the registration statement at issue as the Holder reasonably requests.

     The Holder, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (d) of this Section 3.1, will forthwith discontinue disposition of the Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 3.1 and copies of any additional or supplemental filings which are incorporated by reference in the prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed. If so directed by the Company, the Holder shall deliver to the Company (at the Company's expense) all copies in its possession or control, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this
Section 3.1 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 3.1 hereof or the Advice.

     If such registration statement refers to the Holder by name or otherwise as the holder of any securities of the Company then the Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Holder to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     3.2 RULE 144; INFORMATION. The Company covenants that, upon any registration statement covering Company securities becoming effective, it will file the reports required to be filed by it under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder make publicly available other nonconfidential information as is necessary to permit sales under Rule 144 under the 1933 Act), and it will take such other action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or

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regulation hereafter adopted by the Commission; provided further that if the
Company is not required to file reports under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, the Company shall, upon the request of the Holder, provide the Holder audited financial statements and access to the books and records of the Company and, if requested by the Holder sufficient information to enable the Holder to comply with Rule 144 or Rule 144A under the 1933 Act. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

     3.3 FUTURE RIGHTS. From the date of this Agreement until the fifth anniversary of the IPO, the Company will not grant to any Person (excluding the Holder) any registration rights with respect to any securities of the Company other than (i) the registration rights being concurrently granted to the Investors under the Pecks Registration Rights Agreement, (ii) new registration rights ("new rights") that are granted in connection with the investment in the Company by such grantee (or group of grantees) of at least $1,000,000 or (iii) sale of a court reporting or related business to the Company in a transaction in which all or part of the consideration is Common Stock or securities convertible into Common Stock. Such new rights must be of no greater priority or right than the registration rights granted by the Company under this Agreement, and a copy thereof must be forwarded in writing by the Holder. Additionally, new rights may not be granted without expressly providing that the Holder has a piggyback right upon the exercise of such new rights and shall be included in any related registration statement on the same terms and conditions as the holders of the new rights, subject to possible reduction at the initiative of the managing underwriter or underwriters, on terms substantially equivalent to those set forth in Section 2.2. Other than as set forth in Pecks Registration Rights Agreement, the Company shall not grant any rights with respect to the registration of its capital stock that are in any material respect broader or superior to the registration rights set forth in this Agreement. The parties hereto acknowledge and agree that this Section 3.3 is a material provision of this Registration Rights Agreement.

     3.4 REPRESENTATION AND WARRANTY. The Company hereby represents and warrants to Shareholder that on or prior to the date hereof, (a) the Company has not granted registration rights to any Person except for the registration rights granted under this Agreement and except as set forth in the Pecks Registration Rights Agreement, and (b) no consent, approval, authorization or waiver of any Person is required to permit the Company to (i) execute or deliver this Agreement or (ii) perform this Agreement in accordance with its terms other than with respect to registration under the 1933 Act and comparable registrations with state securities commissions, and (c) is not inconsistent with the charter, by-laws or any agreement to which the Company is a party.

     SECTION 4. COVENANTS OF HOLDER.

     4.1 PARTICIPATION IN UNDERWRITING REGISTRATIONS. Holder may not participate in any underwritten registration hereunder unless the Holder (a) agrees to sell his securities on the terms of and on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     SECTION 5. INDEMNIFICATION; CONTRIBUTION.

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     5.1  INDEMNIFICATION; CONTRIBUTION.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, partners and each Person who controls such Holder (within the meaning of the 1933 Act), and any Agent (as hereinafter defined) or investment advisor thereto against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation, and attorneys fees and expenses as further provided in Section 5.1(c)) (collectively, "Liabilities") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, and amendment or supplement thereto, or any prospectus or preliminary prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such Liabilities arise out of or are based upon any untrue statement or omission based upon and in conformity with information regarding such indemnified Person furnished in writing to the Company by such indemnified Person expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities or to such other extent as the Company and such underwriters may agree. For purposes of this Section 5.1(a), an "Agent" of a Holder of Registrable Securities is any Person acting for or on behalf of such Holder with respect to the holding or sale of such Registrable Securities.

     5.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which the Holder is participating, the Holder will furnish to the Company in writing such information with respect to the name and address of the Holder and the amount of Registrable Securities held by the Holder and such other information as the Company shall reasonably request for use in connection with any such registration statement or prospectus, and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses, joint or several, resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with any information regarding the Holder furnished in writing by the Holder specifically for inclusion in any prospectus or registration statement. In connection with an underwritten offering, the Holder participating in such offering will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933
Act) to the same extent, and solely to such extent, as provided in the immediately preceding sentence with respect to indemnification of the Company. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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     5.3  CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person may claim indemnification or contribution pursuant to this Agreement and, unless in the written opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume, at the sole cost and expense of the indemnifying party, the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, neither the indemnifying party nor the indemnified party shall have the authority to bind the other with respect to any settlement made without the other's consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, the indemnified party shall be entitled to hire counsel reasonably satisfactory to it, the fees and expenses of which shall be borne by, in their entirety, the indemnifying party; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the opinion of counsel for any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     5.4 CONTRIBUTION. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4, the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Holder were offered to the public exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The obligations of the Company pursuant to this Section 5.4 shall be further subject to such additional express agreements of the Company as may be required to facilitate an underwritten offering, provided that no such agreement shall in any way limit the rights of the Holder under this Agreement, or create additional obligations of the Holder not set forth herein, except as otherwise expressly agreed in writing by the Holder.

SECTION 6. MISCELLANEOUS.

     6.1 RECAPITALIZATION, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalization and the like occurring after the date of this Agreement.

     6.2 OPINIONS. When any legal opinion is required to be delivered hereunder, such opinion may contain such qualifications as may be customary or otherwise appropriate for legal opinions in similar circumstances.

     6.3 NOTICES. (a) All communications under this Agreement shall be in writing to the following addresses:

     (i)  If to Company, to:       Litigation Resources of America, Inc.
                                   3850 Nationsbank Center
                                   700 Louisiana Street
                                   Houston, Texas 7002-2731
                                   Attn: G. Kent Kahle, President

          with a copy to:          Boyer, Ewing & Harris Incorporated
                                   Nine Greenway Plaza, Suite 3100
                                   Houston, Texas  77046
                                   Attn:  J. Randolph Ewing
                                   Telefax: (713) 871-2024

     (ii) If to the Holder, to:

                                   Richard O. Looney
                                   11717 Forest Glen
                                   Houston, Texas 77024
                                   Facsimile No.:  (713) 784-1708

          with a copy to:

                                   Thomas D. Manford III
                                   Bracewell & Patterson, LLP
                                   South Pennzoil Tower Place
                                   711 Louisiana St STE 2900
                                   Houston, Texas 77002-2781
                                   Facsimile No: (713) 221-1212

or to such other address as any party may furnish to the others in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     (b) Any communication so addressed and mailed by first class registered or certified mail, postage prepaid, shall be deemed to be received on the third Business Day after so mailed, and if delivered by personal delivery (including by courier) or facsimile to such address, upon delivery during normal business hours.

     6.4 APPLICABLE LAW. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

     6.5 AMENDMENT AND WAIVER. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by the Holder and the Company. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     6.6 REMEDY FOR BREACH OF CONTRACT; EQUITABLE RELIEF. The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be in law and in equity and specific enforcement, injunctive and other equitable relief shall lie for the enforcement of or relief from any provisions of this Agreement. If any remedy or relief is sought and obtained by any party against one of the other parties pursuant to this Section 6.6, the other party shall, in addition to the remedy of relief so obtained, be liable to the party seeking such remedy or relief for the reasonable expenses incurred by such party in successfully obtaining such remedy or relief, including the fees and expenses of such party's counsel.

     6.7 SEVERABILITY. It is a desire and intent of the parties that the terms, provisions. covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     6.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     6.9 HEADINGS. The section and paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     6.10 BINDING EFFECT. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other Person any right or remedies hereunder.

     6.11 ENTIRE AGREEMENT. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement and supersedes all prior agreements, understandings, both written and oral, among the parties with respect to the subject matter hereof.

     6.12 ASSIGNMENT. This Agreement, and the rights and obligations of the parties hereunder, are not assignable or transferable to any other Person (other than by operation of law, will or the laws relating to descent or distribution) without the prior written consent of all parties to this Agreement.

     6.13 WAIVER. Any waiver to be enforceable must be in writing and executed by the party against whom the waiver is sought to be enforced.

     6.14 ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 6.14. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 30 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 6.14, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 6.14 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees and other costs in connection with the arbitration from the non-prevailing Party.

     6.15 SUBORDINATION OF REGISTRATION RIGHTS. Notwithstanding any provision of this Agreement, the Holder acknowledges and agrees that the registration rights granted to the Holder pursuant to Section 2.1(a) are subordinate to the registration rights granted to the Purchasers pursuant to the Pecks Registration Rights Agreement. In the event of any conflict between this Agreement and any terms or provisions of the Pecks Registration Rights Agreement a copy of which is attached as Exhibit A, the terms or provision of the Pecks Registration Rights Agreement shall prevail.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LITIGATION RESOURCES OF AMERICA, INC.,
                                       a Texas corporation


                                       By:  /s/ G. Kent Kahle
                                            ---------------------------------
                                            G. Kent Kahle
                                            President


                                            SHAREHOLDER:


                                            /s/ Richard O. Looney
                                            ---------------------------------
                                            Name: Richard O. Looney


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